Exhibit 32.1
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly report of Cape Systems Group, Inc. (the "Company") on Form 10-QSB for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Nicholas R. Toms, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

      A signed original of this written statement required by Section 906 has been provided to Cape Systems Group, Inc. and will be retained by Cape Systems Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  May 23, 2005                            By: /s/ NICHOLAS R. TOMS
                                                   -----------------------
                                                   Nicholas R. Toms
                                                   Chief Executive Officer